UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.

Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2006, we entered into a Eleventh Amendment to Construction Loan Agreement with First National Bank of Omaha. Under this amendment, First National Bank of Omaha has agreed to loan us up to $5,673,025 of interim financing pursuant to a Bridge Note to finance the construction of two 500,000 bushel cement grain bins in anticipation of the 40 million gallon expansion of our existing ethanol plant. The Bridge Note will terminate on October 1, 2006. During the term of the bridge loan, we have agreed to pay interest only on a quarterly basis on the outstanding principal amount at a rate equal to the one month LIBOR rate plus 280 basis points. Upon completion of the term of the bridge loan, the outstanding balance of this new expansion loan will either (i) be added to the principal balance of our Term Note 3 with First National Bank of Omaha relating to the original construction of our ethanol plant; or (ii) paid from proceeds from a new permanent financing between us and First National Bank of Omaha secured for the purpose of financing our 40 million gallon expansion of our existing plant. The maturity date of Term Note 3 is currently June 1, 2008.

Our new bridge loan is subject to all terms and conditions of our existing Construction Loan Agreement with First National Bank of Omaha, including the specific provisions regarding events of default and the granting of liens to secure our performance. In the event of default, First National Bank of Omaha may accelerate the due date of the new loan and declare all obligations immediately due and payable. All loan proceeds will be disbursed pursuant to a Construction Disbursement Agreement between us, First National Bank of Omaha, ICM, AgStar Financial Services ACA (the disbursing agent) and Old Republic National Title Insurance Company (the title company).

In addition, on April 10, 2006, we renewed our revolving promissory note of up to $3,500,000 with First National Bank of Omaha through March 30, 2007. The interest payable on the revolving promissory note is due monthly at the one month LIBOR plus 280 to 380 basis points depending upon the ratio of our indebtedness to net worth. The revolving promissory note is our operating line of credit.  We pay a commitment fee of 0.125% on the unused portion of the line.  We did not have an outstanding balance at April 10, 2006. The maximum available credit under this note is based on receivable and inventory balances.  As the balances in these accounts fluctuate, the amount of available credit on this note may be reduced or increased subject to the maximum of $3,500,000. The operating line of credit is subject to protective covenants requiring us to maintain various financial ratios.  The operating line of credit is secured by all business assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: April 14, 2006	By:	/s/ Gary Grotjohn
Gary Grotjohn, Chief Financial Officer